Amendment No. 2 To The

Amended and Restated Transfer Agency Agreement

This Amendment No. 2 To The Amended and Restated Transfer Agency Agreement (“Amendment”), dated as of July [ ], 2026 (“Effective Date”), is being entered into by and between BNY Mellon Transfer, Inc. (“BNYMTI”) and each Investment Company listed on Schedule B (the “Funds”). BNYMTI and the Funds are referred to as the “parties” and separately as a “party”.

Background

WHEREAS, BNYMTI and the Funds previously entered into an Amended and Restated Transfer Agency Agreement, dated as of January 1, 2025, amended, modified or supplemented from time to time (the “Current Agreement”); and

WHEREAS, each Fund acknowledges that BNYMTI has entered into a Sub-Transfer Agency Agreement with BNY Mellon Investment Servicing (US) Inc. (“BNYM”), dated as of January 1, 2025 (the “Sub-TA Agreement”), for the performance by BNYM and its permitted successors and assigns, on behalf of BNYMTI, of certain Services and other obligations of BNYMTI under the Current Agreement; and

WHEREAS, each Fund acknowledges that BNYMTI has entered into Amendment No. 2 to the Sub-TA Agreement with BNYM, dated as of July [__], 2026 (the “Sub-TA Amendment”), to add a new Section 3(n) and Schedule G to the Sub-TA Agreement to provide for the performance by BNYM and its permitted successors and assigns, on behalf of BNYMTI, of certain Services applicable to Digital Funds designated on Schedule F to said Amendment; and

WHEREAS, the parties intend that the Current Agreement be further amended as set forth in this Amendment.

Terms

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.	Modifications to Current Agreement. The Current Agreement is hereby amended as follows:

(a)	A new Section 3(n), which reads in its entirety as follows, is added:

(n)       Digital Share Services. BNYMTI shall provide the Services to each Fund designated as a “Digital Fund” on Schedule G, except as for the Services described in Sections 3(a)(4), 3(a)(6), 3(a)(15), 3(a)(20), 3(a)(26), 3(g) and 3(i), and such additional Digital Share Services in accordance with Schedule H; provided, however, that in the event of a conflict between a provision of the Services described in Section 3 and Schedule H for a Digital Fund, Schedule H shall control.

(b)             Schedule B is deleted and replaced in its entirety with Schedule B attached to this Amendment.

(c)              A new Schedule G, which reads in its entirety as set forth in Schedule G attached to this Amendment, is added to the Current Agreement.

(d)             A new Schedule H, which reads in its entirety as set forth in Schedule H attached to this Amendment, is added to the Current Agreement.

2.                Remainder of Current Agreement. Except as specifically modified by this Amendment, all terms and conditions of the Current Agreement shall remain in full force and effect.

3.                Governing Law. The governing law of the Current Agreement shall be the governing law of this Amendment.

4.                Entire Agreement. This Amendment constitutes the complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Current Agreement with respect to such subject matter, and supersedes all prior and contemporaneous proposals, agreements, contracts, representations and understandings, whether written, oral or electronic, between the parties with respect to the same subject matter.

5.                Signatures; Counterparts. The parties expressly agree that this Amendment may be executed in counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with both such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission, as an imaged document attached to an email transmission or by Electronic Signature, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

BNY Mellon Transfer, Inc. By: _________________________________ Name: _________________________________ Title: _________________________________	THE INVESTMENT COMPANIES LISTED ON SCHEDULE B OTHER THAN BNY MELLON FUNDS TRUST By: _________________________________ Name: _________________________________ Title: _________________________________

BNY MELLON FUNDS TRUST By: _________________________________ Name: _________________________________ Title: _________________________________

SCHEDULE B

FUNDS

(AS OF JULY [ ], 2026)

BNY Mellon Absolute Insight Funds, Inc.

BNY Mellon Core Plus Fund

BNY Mellon Advantage Funds, Inc.

BNY Mellon Opportunistic Small Cap Fund*

BNY Mellon Technology Growth Fund

BNY Mellon Dynamic Value Fund

BNY Mellon Midcap Value Fund

BNY Mellon Dynamic Total Return Fund*

BNY Mellon Global Real Return Fund

BNY Mellon Global Dynamic Bond Income Fund*

BNY Mellon Appreciation Fund, Inc.

BNY Mellon California AMT-Free Municipal Bond Fund, Inc.

BNY Mellon Funds Trust

BNY Mellon Income Stock Fund*

BNY Mellon International Equity Income Fund*

BNY Mellon Government Money Market Fund*

BNY Mellon Massachusetts Intermediate Municipal Bond Fund

BNY Mellon Mid Cap Multi-Strategy Fund*

BNY Mellon Small Cap Multi-Strategy Fund

BNY Mellon International Fund

BNY Mellon Emerging Markets Fund

BNY Mellon Bond Fund

BNY Mellon Intermediate Bond Fund*

BNY Mellon Short-Term U.S. Government Securities Fund*

BNY Mellon National Intermediate Municipal Bond Fund*

BNY Mellon National Municipal Money Market Fund*

BNY Mellon National Short-Term Municipal Bond Fund*

BNY Mellon Pennsylvania Intermediate Municipal Bond Fund*

BNY Mellon Asset Allocation Fund

BNY Mellon Municipal Opportunities Fund*

BNY Mellon Corporate Bond Fund*

BNY Mellon New York Intermediate Tax-Exempt Bond Fund*

BNY Mellon Index Funds, Inc.

BNY Mellon SmallCap Stock Index Fund

BNY Mellon S&P 500 Index Fund

BNY Mellon International Stock Index Fund

BNY Mellon Intermediate Municipal Bond Fund, Inc.

BNY Mellon Investment Funds I

BNY Mellon International Equity Fund

BNY Mellon Small/Mid Cap Growth Fund

BNY Mellon Global Fixed Income Fund

BNY Mellon Small Cap Growth Fund*

BNY Mellon Small Cap Value Fund

BNY Mellon Investment Funds II, Inc.

BNY Mellon Global Emerging Markets Fund

BNY Mellon Yield Enhancement Strategy Fund*

BNY Mellon Fixed Income Completion Funds (FICS) – C

BNY Mellon Fixed Income Completion Funds (FICS) – CP

BNY Mellon Investment Funds III

BNY Mellon High Yield Fund

BNY Mellon International Bond Fund

BNY Mellon Equity Income Fund

BNY Mellon Global Equity Income Fund

BNY Mellon Investment Funds IV, Inc.

BNY Mellon Tax Managed Growth Fund*

BNY Mellon Bond Market Index Fund

BNY Mellon Institutional S&P 500 Stock Index Fund

BNY Mellon Floating Rate Income Fund

BNY Mellon Investment Funds V, Inc.

BNY Mellon Large Cap Equity Fund

BNY Mellon Developed Markets Real Estate Securities Fund

BNY Mellon Diversified International Fund*

BNY Mellon Investment Funds VI

BNY Mellon Balanced Opportunity Fund

BNY Mellon Investment Funds VII, Inc.

BNY Mellon Short Term Income Fund

BNY Mellon Investment Portfolios

MidCap Stock Portfolio

Technology Growth Portfolio

Small Cap Stock Index Portfolio

BNY Mellon Large Cap Securities Fund, Inc.

BNY Mellon Midcap Index Fund, Inc.

BNY Mellon Municipal Bond Fund*

BNY Mellon Municipal Funds, Inc.

BNY Mellon AMT-Free Municipal Bond Fund

BNY Mellon High Yield Municipal Bond Fund

BNY Mellon New Jersey Municipal Bond Fund, Inc.

BNY Mellon New York AMT-Free Municipal Bond Fund

BNY Mellon New York Tax Exempt Bond Fund, Inc.*

BNY Mellon Opportunistic Municipal Securities Fund

BNY Mellon Opportunity Funds

BNY Mellon Natural Resources Fund

BNY Mellon Research Growth Fund, Inc.

BNY Mellon Short Term Municipal Bond Fund

BNY Mellon Stock Funds*

BNY Mellon International Core Equity Fund*

BNY Mellon Stock Index Fund, Inc.

BNY Mellon Strategic Funds, Inc.

BNY Mellon Active MidCap Fund

BNY Mellon International Stock Fund

BNY Mellon Global Stock Fund

BNY Mellon Select Managers Small Cap Growth Fund*

BNY Mellon Select Managers Small Cap Value Fund*

BNY Mellon U.S. Equity Fund*

BNY Mellon Sustainable U.S. Equity Fund, Inc.

BNY Mellon Sustainable U.S. Equity Portfolio, Inc.

BNY Mellon U.S. Mortgage Fund, Inc.*

BNY Mellon Variable Investment Fund

Growth and Income Portfolio

Appreciation Portfolio

Government Money Market Portfolio

Small Cap Portfolio

BNY Mellon Worldwide Growth Fund, Inc.

CitizensSelect Funds

BNY Dreyfus Institutional Preferred Treasury Securities Money Market Fund

Dreyfus Cash Management*

Dreyfus Government Cash Management Funds

BNY Dreyfus Government Cash Management

BNY Dreyfus Government Securities Cash Management

Dreyfus Institutional Liquidity Funds

BNY Dreyfus Treasury and Agency Liquidity Money Market Fund

BNY Dreyfus Stablecoin Reserves Fund

Dreyfus Institutional Preferred Government Money Market Funds

BNY Dreyfus Institutional Preferred Plus Money Market Fund

Dreyfus Institutional Reserves Fund

BNY Dreyfus Institutional Preferred Government Money Market Fund

BNY Dreyfus Institutional Preferred Treasury Obligations Fund

Dreyfus Tax Exempt Cash Management Funds*

Dreyfus Tax Exempt Cash Management*

BNY Dreyfus Treasury Obligations Cash Management

BNY Dreyfus Treasury Securities Cash Management

General Money Market Fund, Inc.

BNY Dreyfus Money Market Fund

General Municipal Money Market Funds, Inc.*

Dreyfus National Municipal Money Market Fund*

General New York AMT-Free Municipal Money Market Fund*

Dreyfus NY Municipal Money Market Fund*

*Closed Fund

SCHEDULE G

DIGITAL FUNDS

As of July [ ], 2026

Dreyfus Government Cash Management Funds

BNY Dreyfus On-Chain Liquidity Fund

SCHEDULE H

DIGITAL SHARE SERVICES

BNYMTI (together with its authorized sub-contractor, BNY Mellon Investment Servicing (US) Inc. (“BNYM”)) will provide the following Digital Share Services during the Initial Term and any applicable Renewal Term of the Agreement. In the event of a conflict between this Schedule H and the terms of the Agreement with respect to the subject matter hereof, this Schedule H shall control. Capitalized terms used but not defined in this Schedule H shall have the meaning given to such terms in the Agreement.

1.	Definitions
1.1	“Authorized Wallet” means a Wallet that has been onboarded through the Digital Portal for which BNYMTI (together with its authorized sub-contractor, BNYM) has (x) completed the CIP/KYC processes for a Fund or a Shareholder, as applicable, and (y) screened and approved the Wallet, for use within the Closed Ecosystem.
1.2	“Book-Entry Token” means a token that represents ownership of the corresponding Digital Share recorded as a book entry on a supported blockchain. Book-Entry Tokens will be reflected in a Shareholder’s Authorized Wallet.
1.3	“BNY Digital Platform” means the blockchain technology infrastructure, networks and/or protocols through which BNYMTI (together with its authorized sub-contractor, BNYM) provides Digital Share Services, which may operate on public or private/permissioned blockchains, together with administrative tooling and smart contracts controlled by BNYMTI (together with its authorized sub-contractor, BNYM).
1.4	“BNY TA System” means the BNYM System.
1.5	“CIP/KYC” means the performance by BNYMTI (together with its authorized sub-contractor, BNYM) of their customer identification program (CIP) and know-your-customer (KYC) processes as applied to the provision of the Digital Share Services.
1.6	“Closed Ecosystem” means the set of Authorized Wallets (including issuance and burn wallets) approved by BNYMTI (together with its authorized sub-contractor, BNYM) for a Fund, within which Book-Entry Tokens may be held and transferred, in each case subject to the Digital Share Procedures and smart-contract controls.
1.7	“Digital Portal” means an investor onboarding and transaction portal (currently Active Investor or, as agreed by the parties, a functionally equivalent portal) and, upon request from a Fund, portals that are integrated with Fund/BNYMTI/distributor portals.
1.8	“Digital Share Procedures” means the policies, procedures, and smart-contract parameters applicable to Digital Shares (including any limitations on transferability).
1.9	“Digital Shares” means a Fund’s Shares, the ownership of which is recorded in the form of Book-Entry Tokens in a Digital Shareholder’s Authorized Wallet.
1.10	“Digital Shareholder” means a Shareholder of Digital Shares.
1.11	“Electronic Access Services” means the services made available by BNYMTI (together with its authorized sub-contractor, BNYM) enabling Shareholders to access account information and to submit Instructions in accordance with the Agreement and the Electronic Delivery Terms and Conditions (EDTC).
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1.12	“Master Shareholder Registry” means the Share registry maintained by BNYMTI (together with its authorized sub-contractor, BNYM) that comprises the official list of Shareholder accounts and records, including the total number of Shares (including Digital Shares) in circulation and all transactions between parties involving such Shares. With respect to Digital Shares, the Master Shareholder Registry is represented by the Book-Entry Token
1.13	[Reserved.]
1.14	“Shareholders” means the owners of a Fund’s Shares, as registered on the Master Shareholder Registry, for whom BNYMTI (together with its authorized sub-contractor, BNYM) is directed by the Fund or , to establish and maintain an account on the BNY TA System.
1.15	“Wallet” means a digital wallet address controlled by an investor, a qualified custodian, or (if applicable under separate agreement) BNYM’s digital asset custody wallet solution.
2.	Digital Share Services. BNYMTI (together with its authorized sub-contractor, BNYM) will act as transfer agent and tokenization provider for Digital Shares and perform the services described in this Schedule H (“Digital Share Services”) in addition to those certain Services described in Section 3(n) of the Agreement (the “Standard Services”). Digital Share Services to be provided by BNYMTI (together with its authorized sub-contractor, BNYM) on an ongoing basis to the extent applicable to a particular Fund shall include:
2.1	Onboarding & Portal.
2.1.1	Maintain the Digital Portal.
2.1.2	Perform CIP/KYC for the associated investors as applicable and collect and screen the Shareholder provided Wallet addresses using commercially available blockchain analytics (e.g., for sanctions and other risk exposure).
2.1.3	Link each Authorized Wallet to the Shareholder’s identity profile, and allow-list such Authorized Wallet(s).
2.1.4	[Reserved.]
2.1.5	Maintain investor master data in the BNY TA System (e.g., Shareholder identity, social security numbers, tax IDs, contact information, standing instructions, eligibility codes, communication preferences) and perform ongoing screening of the Authorized Wallets.
2.2	Issuance and Mint. BNYMTI (together with its authorized sub-contractor, BNYM) will support the issuance of Digital Shares to Shareholders by minting to each Shareholder’s Authorized Wallet Book-Entry Tokens corresponding to the Digital Shares.
2.2.1	Receive and validate subscriptions (via portal, file/API, or authorized intermediaries), verify eligibility, and confirm receipt of “good funds” via agreed upon cash settlement procedures.
2.2.2	Upon receipt of good-order subscription Instructions and funds, mint Book-Entry Tokens that correspond to the amount of Digital Shares subscribed for by the investor and deliver the Book-Entry Tokens to the investor’s Authorized Wallet and post positions to on-chain records and the BNY TA System.
2.2.3	Issue confirmations and maintain an auditable trail.
2.3	Transfers & Secondary Movements
2.3.1	In accordance with the Fund’s Prospectus and Digital Share Procedures, administer smart contracts to:
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2.3.1.1	enforce restrictions on transfers of Book-Entry Tokens to Authorized Wallets within the Closed Ecosystem;
2.3.1.2	enforce Fund-specific transfer limitations (including no-transfer tokens where only redemptions to a burn wallet are permitted); and
2.3.1.3	support lifecycle actions (including minting, burning, freezing, reissuing, and other administrative corrective actions).
2.3.2	Record on-chain movements and mirror to the BNY TA System. The transfer of a Book-Entry Token, to the extent permitted, serves as an update to (x) the books and records of the Fund reflecting a change in ownership of the recorded Share and (y) the Master Shareholder Registry.
2.4	Redemptions & Burns.
2.4.1	Process redemption requests, validate eligibility, and effect settlement of cash proceeds in accordance with Shareholder Instructions.
2.4.2	Burn or cancel/redeemed Book-Entry Tokens on-chain and update BNY TA System; issue confirmations.
2.5	Corporate Actions & Distributions.
2.5.1	Process the payment and/or reinvestment of dividends and distributions in cash and/or shares (including dividend and other distribution calculations and, as applicable, minting relevant distribution tokens).
2.5.2	Process splits, name/CUSIP changes, and shareholder communications.
2.5.3	Process proxy/consents as instructed by the Fund.
2.6	Corrective Actions; Freezes
2.6.1	Freeze, cancel, correct, amend, mint, or burn Book-Entry Tokens to address errors, security incidents, legal process (including sanctions or bankruptcy), or conform such actions to the Master Shareholder Registry and the BNY TA System, as mutually agreed upon by the parties.
2.6.2	Collect supporting documentation from the Fund or the Shareholder as applicable.
3.	Fees and Transaction Costs
3.1	The Funds shall pay BNYMTI such fees and transaction costs, including applicable gas fees, as part of receipt of the Digital Share Services as may be set forth in a fee agreement separately agreed upon between the parties.
4.	Financial Crimes Compliance
4.1	BNYMTI (together with its authorized sub-contractor, BNYM) will apply enterprise transfer agency financial crime controls to Book-Entry Tokens, including CIP/KYC onboarding, sanctions screening, and transaction monitoring. Wallet addresses associated with Shareholders will be screened at onboarding and monitored thereafter; transactions and positions will be subject to monitoring through the systems and blockchain analytics of BNYMTI (together with its authorized sub-contractor, BNYM).
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4.2	If any Shareholder or Wallet is identified as sanctioned or otherwise prohibited, BNYMTI (together with its authorized sub-contractor, BNYM) will block the Shareholder’s positions and freeze the Book-Entry Tokens in place within the Closed Ecosystem. Cases with elevated risk will be escalated and investigated in accordance with BNYMTI (together with its authorized sub-contractor, BNYM) procedures.
4.3	All on-chain movements recorded by the BNY Digital Platform will also be reflected in the BNY TA System and subject to existing monitoring tools used for the Standard Services.
5.	[Reserved.]
6.	Incident Management; Stolen Access; Freezes

If BNYMTI (or its authorized sub-contractor, BNYM) is notified by a Digital Shareholder or the Fund, or otherwise becomes aware, of suspected unauthorized access, theft, fraud, sanctions exposure, legal process, cyber event, or other incident that may compromise the Book-Entry Tokens or the maintenace of on-chain records, BNYMTI (together with its authorized sub-contractor, BNYM) may immediately freeze affected Book-Entry Tokens and associated Wallets within the Closed Ecosystem. BNYMTI will coordinate with the Fund to investigate and, where appropriate, cancel or reverse affected on-chain transactions and reissue Book-Entry Tokens to the proper Wallet.

7.	Disclaimers; No Custody Created
7.1	Book-Entry Tokens are book-entry records of the Shares of the Fund and do not represent a separate or derivative security. BNYMTI shall have no liability to the Fund or any Shareholder for taking any reasonable corrective action it reasonably deems necessary to maintain the accuracy or integrity of the on-chain records including the Master Shareholder Registry and the BNY TA System.
7.2	The existence of Book-Entry Tokens and related smart contracts does not create a custody relationship between BNYMTI and any Shareholder, and BNYMTI assumes only those obligations expressly provided in the Agreement and this Schedule H. Any digital asset custody services must be separately contracted.
7.3	Neither the Fund nor any Digital Shareholder shall have any claim to, and will have no access to, any smart contracts supporting the Digital Share Services, which as between the parties are owned solely by BNYMTI.
7.4	BNYMTI makes no representation or warranty regarding any public blockchain or third-party stablecoin issuer.
7.5	To the fullest extent permitted by applicable law, BNYMTI shall not be responsible, and disclaims all liability, for:
7.5.1.1	the operation of any public permissionless blockchain, protocol or network, including any delays, updates, forks, derivations, hacking fraud or cyber attack, or manipulation that may occur;
7.5.1.2	the design, capacity, timeliness, completeness, reliability, security, performance, or continued availability of any public permissionless blockchain, network or protocol.
7.6	BNYMTI makes no representations or warranties regarding the security or performance of any public permissionless blockchain, network, or protocol.
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7.7	The parties acknowledge that legislative and regulatory changes or actions at the State, Federal, or international level may adversely affect any blockchain, network, and protocol and the use, transfer, or value of Book-Entry Tokens.
7.8	BNYMTI is not able to independently verify whether the consensus mechanisms of any underlying software protocol, blockchain or network have accurately recorded the entitlement to, or settlement of, Book Entry Tokens.
7.9	BNYMTI may, in its reasonable discretion and without liability, refuse to process or reverse any transfer of a Book-Entry Token that violates the Agreement, the Digital Share Procedures, Applicable Law, or BNYM policies.
8.	Escheatment; Unclaimed Property
8.1	BNYMTI (together with its authorized sub-contractor, BNYM) will provide the Unclaimed Property Services for Digital Shares in accordance with the terms of the Agreement, subject to this Section 8. Upon an escheatment event and Instruction, which such Instruction may be a standing Instruction, from the Fund, BNYMTI (together with its authorized sub-contractor, BNYM) will:
8.1.1	where a state requires liquidation rather than in-kind delivery of Digital Shares, convert the Digital Share to a non-tokenized position/cash equivalent prior to remittance, as applicable; or
8.1.2	where a state requires Digital Shares be escheated in-kind (i.e., in Digital Share form), BNYMTI (or its authorized sub-contractor, BNYM) will transfer the designated Book-Entry Tokens from the applicable Digital Shareholder’s unclaimed property wallet to the applicable state-designated wallet (or other state-directed delivery mechanism).
8.2	Notwithstanding anything in the Agreement to the contrary, with respect to Digital Shares, BNYMTI does not assume primary reporting obligations except as expressly authorized by the Fund in an Instruction, which such Instruction may be a standing Instruction, and agreed by BNYMTI.
9.	Amendment; Revised Procedures; Configurable Parameters; Stablecoin Support

Adjustment to the Book-Entry Token parameters (including reconciliation cadence, transfer validation mode and supported blockchains) may be made via updates to the Digital Share Procedures. The Digital Share Procedures may be amended, updated, or revised by BNYMTI (together with its authorized sub-contractor, BNYM) from time to time in accordance with its internal change control processes, internal governance and applicable legal and regulatory requirements, without requiring the prior consent of the Funds. Should such changes have a material effect upon the provision of the Digital Share Services or the characteristics of the Digital Shares issued by a Fund pursuant to this Schedule H, BNYMTI (together with its authorized sub-contractor, BNYM) shall provide the Fund or the Fund’s adviser with at least thirty (30) days’ prior written notice of any such material changes.

At regular governance meetings between BNYMTI and its authorized sub-contractor, BNYM, as attended by the applicable relationship manager and BNYM’s Digital Share Services subject matter expert, BNYM has agreed, pursuant to the Sub-TA Amendment, to: (a) provide to BNYMTI a high-level summary of its Digital Share Procedures and (b) make available such Digital Share Procedures for BNYMTI’s personnel to review in a clean room provided that no Digital Share Procedures or related documentation may be copied, disclosed to any third party, or transmitted or removed from BNYM premises except as mutually agreed in writing. BNYMTI shall promptly provide any applicable updates to the Funds.

BNYMTI (together with its authorized sub-contractor, BNYM) will support stablecoin mint/burn enablement (“Stablecoin Support”) whereby prospective investors may (i) subscribe for Digital Shares using supported stablecoins and/or (ii) receive redemption proceeds in the form of supported stablecoins. Supported

H-5

stablecoins shall be designated by BNYMTI (together with its authorized sub-contractor, BNYM) and identified to a Fund from time to time.

In connection with the provision of Stablecoin Support, stablecoins will be converted to US Dollars for BNYMTI (together with its authorized sub-contractor, BNYM) to accept subscriptions on behalf of the Fund and converted from US Dollars to stablecoins at the point of redemption. Stablecoin Support will require the Fund’s investment adviser to enter into separate contractual arrangements including a Digital Asset Custody Agreement, including the Stablecoin Enablement Mint/Burn Addendum, and Cash Agreement with The Bank of New York Mellon or such other BNYM Affiliate.

10.	Forks or Other On-Chain Events

In the event a blockchain undergoes a fork, derivation, change in protocol, or other on-chain event, the Fund (which may be via instruction by the Fund’s adviser) shall be responsible for instructing BNYMTI as to which fork, branch, or version to support or whether to cease support for such blockchain. If BNYMTI (or its authorized sub-contractor, BNYM) becomes aware of such fork, derivation, change in protocol, or other on-chain event, BNYMTI will notify the Fund; however, BNYMTI assumes no responsibility, and shall have no liability, whatsoever in respect of any failure or delay by the Fund to issue such instruction and/or for any unsupported version or branch of a forked protocol. The Fund acknowledges and agrees that such forks, derivations, changes in protocol and other on-chain events may materially affect the function or other attributes of the Book-Entry Tokens.

11.	Conversion to Standard (Non-Tokenized) Shares

Upon the occurrence of an unreconcilable divergence between on-chain records and the BNY TA System, a material impairment of the applicable blockchain or smart contracts, or a change in the Applicable Law or regulatory authority that would act to prohibit BNYMTI (or its authorized sub-contractor, BNYM) from issuing Digital Shares, BNYMTI (or its authorized sub-contractor, BNYM), upon receipt instructions from the Fund, may convert Digital Shares to standard Fund Shares, burn the associated Book-Entry Tokens, cease using the BNY Digital Platform for the affected Fund, and continue providing the Standard Services. BNYMTI will notify the Fund of such unreconcilable divergence or other act prohibiting BNYMTI (or its authorized sub-contractor, BNYM) from issuing Digital Shares and coordinate an orderly conversion.

12.	Confidentiality

The parties’ respective confidentiality obligations under the Agreement will not apply to any such information that can be derived from or through the public blockchains, protocols, or networks for, or any other public features of, any Book-Entry Token.

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